NAPM LLC - NPAC : ... | Proceeding 95-116 | Filing by Pub... | Proceeding 07-149 | Working - Site Conte... | nsr - Google Sea...

apps.fcc.gov/ecfs/comment/view?id=6017688323

neustar

Share Browser WebEx

8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30					

Today

ECFS Full Text Search

Submit

Advanced

Online Help

ECFS User Manual

Contact ECFS

Related Info

Office of the Secretary
Paper Filing Guidelines

Best Copy and Printing, Inc.
FCC's Copy Contractor

More Information

E-filing Support Information

ECFS System Status

ACCEPTED/FILED

DOCKET FILE COPY ORIGINAL

MAY 28 2014

Federal Communications Commission
Office of the Secretary

WC Docket No. 09-10
CC Docket No. 95-11

From: Hinton, Cary (PSC) [mailto:CHinton@psc.dc.gov]
Sent: Monday, April 28, 2014 1:28 PM
To: Julie Veach

Subject: RE: Recommendation of a Contract Vendor for the Local Numbering Portability Administrator (WC Docket No. 09-109, CC Docket 95-116) CONFIDENTIAL VERSION

Hello Julie:

On behalf of Chairman Kane, please note that there was an inadvertent error on page 2 of the Confidential Version of the April 24 transmittal letter regarding the NANC's Recommendation of a Contract Vendor for the Local Number Portability Administrator contract. The second sentence of the first paragraph on page 2 should read:

"On behalf of the NANC, I encourage the FCC to proceed expeditiously with granting final approval to the NANC's LNPA vendor selection recommendation in order to provide ample time for the NAPM to negotiate the final terms and conditions in the contract with iconectiv and to provide adequate time for service provider-vendor transition activities for NPAC services prior to the end of the current LNPA contract on June 30, 2015."

The original text of the letter had incorrectly stated: "prior the end of the current LNPA contract on December 31, 2015" when it should have stated that the current LNPA contract ends on June 30, 2015. I have attached a corrected copy of page 2 of the Confidential Version of this letter for your use.

My apologies for this inadvertent error,

Cary

Cary B. Hinton

IT-Support 3:27 PM